SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)    July 18, 2002



                         THE BOMBAY COMPANY, INC.
           (Exact name of registrant as specified in its charter)



          Delaware                      1-7288              75-1475223
(State or other jurisdiction    (Commission File Number)  (I.R.S. Employer
      of incorporation)                                   Identification No.)


  550 Bailey Avenue, Fort Worth, Texas                          76107
 (Address of principal executive offices)                    (Zip Code)





              (817) 347-8200
Registrant's telephone number, including area code




(Former name or former address, if changed since last report.)




Item 5. On July 18, 2002, The Company was served with a Summons and Complaint styled "Luz Soto and Margaret Maytas, individually, for themselves, and on behalf of all others similarly situated vs. The Bombay Company, Inc.", case number 01094638, filed in the Superior Court in the State of California for the County of Santa Barbara. The suit seeks class action status and asserts claims for overtime pay under California law for managers of Bombay's California stores. Based on its review of the complaint and its initial investigation of this matter, Bombay believes the plaintiffs' claims are without merit and it intends to vigorously defend against them. While it is not possible to predict the outcome of this legal action or provide a reasonable estimate of potential liability, if any, that may arise, the Company believes that costs resulting from the action will not have a material adverse impact on its consolidated financial position, cash flows or liquidity, but could possibly be material to the consolidated results of operations in a particular quarter or fiscal year.




SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        THE BOMBAY COMPANY, INC.
                        (Registrant)



                          /s/  Carmie Mehrlander
                        Carmie Mehrlander
                        Chairman of the Board, President
                        and Chief Executive Officer





                          /s/  Elaine D. Crowley
                        Elaine D. Crowley
                        Senior Vice President, Chief Financial
                        Officer and Treasurer


Date:   August 7, 2002